Exhibit 10.7

SUBLEASE

          This Sublease, dated as of this 18th day of October, 2004, by and between Baxter Healthcare Corporation (“Sublandlord”), a Delaware corporation, and MetaMorphix, Inc., (“Subtenant”), a Delaware corporation, is entered into with reference to the following facts:

Recitals

          A. Pursuant to that certain Lease dated February 6, 2001, by and between ARE-8000/9000/10000 VIRGINIA MANOR ROAD, LLC, a Delaware limited liability company (“Master Landlord”), as landlord, and Sublandlord, as tenant, as amended by that certain First Amendment to Lease, dated as of April 30, 2001, that certain Second Amendment to Lease, dated as of April 30, 2002, that certain Third Amendment to Lease, dated as of January 9, 2003 (collectively, the “Master Lease”), a copy of which is attached hereto as Exhibit A, Sublandlord leases from Master Landlord approximately 109,521 rentable square feet of space (the “Master Space”) in two buildings located, respectively, at 8000 and 9000 Virginia Manor Road, Beltsville, MD (collectively, the `Buildings”). Sublandlord has agreed to sublet to Subtenant a portion of such Master Space, consisting of (i) 14,165 rentable square feet at 8000 Virginia Manor Road (Suite 140), and (ii) 16,215 rentable square feet at 9000 Virginia Manor Road (Suite 207), for a combined total of approximately 30,380 rentable square feet of space (collectively, the “Premises”), as more particularly shown on the floor plans attached hereto as Exhibit B and incorporated herein by this reference.

          B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises.

          In consideration of the foregoing Recitals, which are hereby deemed to be a substantive part of this Sublease, and of the covenants and conditions set forth herein, Sublandlord and Subtenant hereby agree as follows:

     1. Defined Terms. As used in this Sublease, the following capitalized terms have the following meanings:

          “Commencement Date” means the date so defined in Section 3.1. “

          Security Deposit” means the deposit so defined in Section 4.5.

          “Expiration Date” means the date so defined in Section 3.2.

          “Premises” shall have the meaning set forth in the above Recitals.

          “Required Consents” means, collectively, all consents and other authorizations that are legally required with respect to this Sublease.

          “Subtenant’s Percentage” means twenty-seven and seventy hundredths percent (27.7%) (30,380/109,521), based on a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area of the Master Space.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to the same in the Master Lease.

     2. Sublease of Premises. Subject to the terms and conditions herein contained, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises.

     3. Term and Possession.

          3.1 Commencement. The term of this Sublease shall commence on the later date to occur of (i) November 15, 2004, or (ii) the date which is five (5) days after Sublandlord and Subtenant receive Master Landlord’s written consent to this Sublease (such later date being hereinafter referred to as, the “Commencement Date”). Sublandlord agrees to promptly request such consent. Such consent shall constitute Master Landlord’s specific agreement (i) that notwithstanding any default by Sublandlord under the Master Lease, so long as Subtenant performs all of the terms, covenants and conditions of this Sublease, on Subtenant’s part to be performed, Subtenant’s possession under the provisions of this Sublease shall not be disturbed by Master Landlord, (ii) to provide Subtenant notices in accordance with Section 7.6 below, and (iii) to Subtenant’s Hazardous Materials List (which shall be delivered by Subtenant to Sublandlord together this Sublease, and thereafter delivered by Sublandlord to Master Landlord for its review).

          3.2 Expiration. Unless sooner terminated in accordance with its terms, the term of this Sublease shall expire at 12:00 Midnight on April 30, 2012 (the “Expiration Date”). Notwithstanding the foregoing, or any other provisions of this Sublease or the Master Lease to the contrary, Sublandlord agrees to relinquish its right to extend the term of the Master Lease pursuant to Section 40 of the Master Lease Agreement.

     4. Rents and Charges. It is the intent of the parties that Subtenant pay all rent and other costs payable under the Master Lease and allocable to the Premises during the term of this Sublease. Accordingly, during the term of this Sublease, Subtenant shall pay to Sublandlord, at the address given below for notices, without offset or deduction except as expressly provided in this Sublease, the Basic Rent and Added Rent (as such terms are defined below-) as follows:

          4.1 Basic Rent. Subtenant shall pay to Sublandlord Basic Rent (“Basic Rent”) for the term hereof in accordance with the schedule set forth below.

Monthly
Installment of
Period During	Basic Rent for
Term of Sublease	the Premises
11/15/04-11/30/04	$0.00
12/1/04-12/31/04	$0.00
1/1/05-1/31/05	$0.00
2/1/05-2/15/05	$0.00
2/16/05-2/28/05	.$ 11,292.59
3/11/05-3/31/05	30,814.79.
4/11/05-4/30/05	$30,814.79
5/11/05-5/31/05	$30,814.79
6/11/05-6/30/05	$30,814.79
7/11/05-7/31/05	$30,814.79
8/11/05-8/31/05	$30,814.79
9/1/05-9/30/05	$33,700.94
10/1/05-10/31/05	$33,700.94
11/1/05-10/30/05	$38,426.30
11/1/06-10/31/07	$39,582.08
11/1/07-10/31/08	$40,766.46
11/1/08-10/31/09	$41,989.45
11/1/09-10/31/10	$43,249.13
11/1/10-10/31/11	$44,546.61.
11/1/11-04/30/12	$45,883.01.

     4.2 Added Rent. Together with each payment of Basic Rent, Subtenant shall pay for the term hereof, as additional rent hereunder, an amount equal to Subtenant’s Percentage of the Additional Rent payable by Sublandlord under the Master Lease during the term of the Sublease (the “Added Rent”) at the time such payments are due under the Master Lease,

     4.3 Apportionments. In the event that the Commencement Date occurs on a date other than the first day of any calendar month, then Rent and other charges for any partial month during the term of this Sublease shall be prorated based on the total number of days in such month within the term of this Sublease.

     4.4 Additional Payments. To the extent that Sublandlord is (i) obligated to pay any amounts under the Master Lease in addition to Base Rent and Additional Rent which are reasonably incurred due to Subtenant’s use of the Premises, or (ii) directly charged by Master Landlord for any cost or service which is reasonably incurred due to Subtenant’s use of the Premises, then Sublandlord shall provide Subtenant with a written invoice from the Master Landlord, detailing such amounts and/or such costs or services, as the case may be, and Subtenant shall reimburse Sublandlord therefor.

     4.5 Security Deposit. Subtenant shall deposit, upon execution of this Sublease, the sum of $75,000.00 and an additional $75,000.00 no later than ninety (90) days thereafter with Sublandlord as a security deposit (the “Deposit”). $37,500.00 of the Deposit shall be refunded to Subtenant, in the form of rent abatement, on the second anniversary of the Commencement Date, provided Subtenant is not then in default of this Sublease beyond any applicable cure period. An additional $37,500.00 of the Deposit will be refunded, in the form of rent abatement, on the fourth anniversary of the Commencement Date, provided Subtenant is not then in default of this Sublease beyond any applicable cure period. To the extent the Deposit has not been either previously returned to Subtenant, or applied or exhausted pursuant to the terms hereof, it shall be returned by Sublandlord to Subtenant within thirty (30) days following the expiration or earlier termination of the term of this Sublease. Sublandlord agrees to maintain the Deposit in a federally insured interest bearing account of a nationally recognized banking institution. All interest earned on the Deposit shall be added thereto and applied in accordance with the terms hereof.

     5. [INTENTIONALLY OMITTED]

     6. Use by Subtenant. The Premises shall be used for an agricultural and biotech research and development facility and related management offices, and in any event in a manner consistent with the provisions and requirements of the Master Lease. Subtenant shall use its reasonable efforts to not cause or permit the Premises to be used in any way which constitutes a violation of the Master Lease, any rules and regulations promulgated thereunder by Master Landlord relating to the Project, or any law, ordinance, or governmental regulation or order applicable to the Premises, or which unreasonably interferes with the rights of other users of the Buildings or which constitutes a nuisance or waste. Subtenant and Sublandlord shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the particular use by Subtenant of the Premises, including the Occupational Safety and Health Act. As used in this Sublease, the term “Hazardous Material” shall be defined as set forth in Section 30 of the Master Lease.

     7. Incorporation of Master Lease.

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     7.1 A. Except as provided in Section 7.2, all of the terms, provisions, covenants and conditions contained in the Master Lease are made a part of this Sublease and incorporated in this Sublease by reference as if the Master Lease was at this point set forth in full. When in the Master Lease as so incorporated any reference is made to “Landlord” and to “Tenant,” it shall mean respectively, Sublandlord and Subtenant in this Sublease; any reference to “the Lease” or “this Lease” or any similar expression in the Master Lease shall mean the Sublease herein made; and any reference in the Master Lease to “the premises” or “the demised premises” or any similar expression shall mean the Premises demised in this Sublease. It is the intention of Sublandlord and Subtenant that except as otherwise provided by the specific provisions set forth in this Sublease, the relation between Sublandlord and Subtenant shall be governed by the language of the Master Lease incorporated by reference.

     B. This Sublease, and the Subtenant’s rights under this Sublease, shall, at all times, be subject and subordinate to all of the terms, covenants, and conditions of the Master Lease, and to any renewal, amendment or modification thereof consented to by Subtenant, with the same force and effect as if same were fully set forth herein at length, and, except as otherwise provided for herein, the Subtenant shall faithfully keep, observe, and perform or cause to be kept, observed and performed, all those terms, covenants, and conditions of or pertaining to the Sublandlord under the Master Lease. To the extent that any provision of the Master Lease incorporated herein by reference may conflict with or be inconsistent with any provision of this Sublease not so incorporated from the Master Lease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall prevail.

     C. This Sublease is further subject and subordinate to the rights of the holder of any Mortgage to which the Master Lease is subject or subordinate and to all renewals, modifications, consolidations, correlations, replacements and extensions thereof.

     7.2 The Master Lease is incorporated hereby by this reference (subject  to the limitations contained herein), except as follows:

     (i) The first 4 paragraphs of Section 2 (Delivery; Acceptance of Premises; Commencement Date) are excluded; and

     (ii) Section 39 is excluded.

     7.3 During the term of this Sublease, and thereafter for obligations that arose prior to the date (the “Cutoff Date”) which is the earlier to occur of (i) the Expiration Date, or (ii) the date of the termination of this Sublease if prior to the Expiration Date, Subtenant hereby expressly assumes and agrees to perform and comply with, for the benefit of both Sublandlord and Master Landlord, every obligation of Sublandlord with respect to the Premises under the incorporated provisions of the Master Lease with respect to period after the Commencement Date but prior to the Cutoff Date, but only to the extent that performance by Subtenant of Sublandlord’s

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obligations is permitted by Master Landlord. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless from, all claims, demands, causes of action, liabilities, losses, costs and expenses (including without limitation costs of suit and reasonable attorneys’ fees) arising from or in connection with any obligation or liability of Sublandlord that arises out of or relates to the Premises during such period, including, without limitation, any failure by Subtenant to perform any obligation of Subtenant under any provision of the Master Lease as provided in the preceding sentence. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless from all claims, demands, causes of action, liabilities, losses, injuries, and reasonable costs and expenses (including without limitation costs of suit and reasonable attorneys’ fees) arising from or in connection with (a) any failure by Subtenant to perform any obligation of Sublandlord under any incorporated provision of the Master Lease required on Subtenant’s part to perform hereunder, and (b) any other act or omission of Subtenant related to or in connection with Subtenants use of the Premises, including without limitation, any injury to Subtenant’s employees, contractors, visitors or guests, unless caused by Sublandlord’s, or Master Landlord’s, negligence or willful misconduct.

     7.4 All waivers of claims against and exculpations of “Landlord” under the Master Lease shall run in favor of both Sublandlord and Master Landlord. All waivers of claims against and exculpations of “Tenant” under the incorporated provisions of the Master Lease shall constitute rights of Subtenant under this Sublease, except the extent modified by this Sublease.

     7.5 All rights of “Landlord” under the incorporated provisions of the Master Lease shall constitute rights of both Sublandlord and Master Landlord under this Sublease. All rights of “Tenant” under the incorporated provisions of the Master Lease with respect to the Premises shall constitute rights of Subtenant under this Sublease, except to the extent modified by this Sublease. In addition to other duties in the Master Lease, Subtenant shall immediately notify Sublandlord of any release of Hazardous Substances from Subtenant’s processes on the Premises in violation of applicable law that poses or could pose a threat to the health or safety of Sublandlord’s employees, contractors, visitors or guests.

     7.6 All notices required to be given by Subtenant under the incorporated provisions of the Master Lease shall be given to both Sublandlord and Master Landlord. All notices required to be given by Master Landlord under the incorporated provisions of the Master Lease shall be given (i) by Master Landlord to Subtenant simultaneously with the giving of such notices by Master Landlord to Sublandlord, and (ii) by Sublandlord to Subtenant within five (5) days of Sublandlord’s receipt thereof from Master Landlord, the intention of the parties being that Subtenant not be prejudiced by any failure to receive any such notice in a timely manner.

     7.7 All actions of Subtenant that require the consent of “Landlord” under the incorporated provisions of the Master Lease shall require the consent of both Sublandlord and Master Landlord. In the event that Subtenant desires to obtain Master

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Landlord’s consent with respect to any matter relating to Subtenant’s occupancy of the Premises, and in the event that Sublandlord’s consent with respect to such matter has been obtained or is not required, Subtenant may require Sublandlord, at Sublandlord’s option, either (a) to request Master Landlord’s consent, with respect to such matter, or (b) if acceptable to Master Landlord, to permit Subtenant to deal directly with Master Landlord in requesting such consent. Except for the foregoing obligation of Sublandlord, Sublandlord shall have no liability to Subtenant for any refusal of Master Landlord to grant any such consent.

     7.8 Except as otherwise set forth in this Sublease, Sublandlord shall not be required to provide repairs, maintenance, parking, utilities and services, to carry insurance, to indemnify or to hold harmless or to perform the other duties and obligations of Master Landlord pursuant to the incorporated provisions of the Master Lease; rather, Sublandlord’s sole obligations shall be to pass along to Subtenant the benefit of Master Landlord’s performance of such duties and obligations to the extent that the same are made available to Sublandlord by Master Landlord. Sublandlord does, however, agree to use all reasonable efforts to assist Subtenant in obtaining same should Master Landlord fail to provide such services in accordance with the Master Lease. Any Master Lease provisions with respect to rent abatements (whether in connection with a destruction of the Premises or otherwise) shall only entitle Subtenant to a Base Rent abatement hereunder for any portion of the Premises, and during any period, for which Sublandlord actually receives a rent abatement under the Master Lease.

     7.9 Sublandlord shall be required to provide repairs, maintenance, utilities and services, and to perform the other duties and obligations of “Landlord” pursuant to the incorporated provisions of the Master Lease, only in the manner and to the extent the same are made available to Sublandlord by Master Landlord under the Master Lease. Any reasonable additional charges resulting from Subtenant’s abnormal use of such services or otherwise reasonably attributable to Subtenant’s use of the Premises and not the obligation of Master Landlord pursuant to the Master Lease or of the Sublandlord pursuant to this Sublease shall, notwithstanding any other provision of this Sublease, be promptly paid by Subtenant to Sublandlord within thirty (30) days following Sublandlord’s written demand therefore accompanied by a reasonably detailed statement itemizing such charges. Notwithstanding anything else in this Agreement to the contrary, Sublandlord hereby agrees to and will assign to Subtenant any and all warranties and guarantees known and in the possession of Sublandlord either assigned to Sublandlord by Master Landlord, or from Sublandlord’s contractors, subcontractors and suppliers, with respect to any materials and labor supplied to the Premises for that portion, if any, of the term of this Sublease that such warranties and guarantees are in effect.

     7.10 Notwithstanding the incorporated provisions of Sections 18 and 19 of the Master Lease, Sublandlord shall have no obligation to restore or rebuild any portion of the Building, or Premises after any destruction or taking by eminent domain.

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     7.11 Notwithstanding any other provision of this Sublease to the contrary, if Sublandlord fails to pay the rent, or any other sum, that may be reserved in the Master Lease, or to perform any of the other covenants or obligations (if any) to be performed by it pertaining to periods occurring during the term of this Sublease that have not been assumed hereunder by the Subtenant, and if such default is not cured or the Sublandlord has not commenced such a cure, as the case may be, within the time period specified in the Master Lease for the curing of such default by the Sublandlord, if any such period is provided in the Master Lease, the Subtenant may pay said rent, or other sum, directly to the Master Landlord or perform the other covenants or obligations of the Sublandlord, its successors or assigns, and the Subtenant shall receive credit from the Sublandlord hereunder for such payment and/or the reasonable costs of such performance against the Subtenant’s obligation to pay rent to the Sublandlord hereunder.

     8. Insurance. (a) During the term of this Sublease, Subtenant shall secure and maintain, at its sole expense, commercial general liability insurance in an amount no less than $2,000,000 combined single limit, covering liabilities arising from Subtenant’s leasing of, and operations in, the Premises, and all indemnity obligations of Subtenant under this Sublease. Subtenant shall maintain in effect at all times product liability coverage in an amount no less than $2,000,000 combined single limit. Subtenant’s general liability insurance and product liability coverage shall name as additional insured Sublandlord and all other persons reasonably designated by Sublandlord from time to time, and shall contain cross-liability endorsements and shall cover liabilities based on doctrines of strict liability. Policies for such insurance shall be in form and substance and with an insurer reasonably acceptable to Sublandlord, shall require at least 30 days prior written notice to Sublandlord for any termination or material alteration during the term of this Sublease. Subtenant shall, upon Sublandlord’s request from time to time, provide Sublandlord with reasonable evidence that such policies are in effect. Notwithstanding the foregoing, to the extent the insurance requirements set forth in the Master Lease (as incorporated herein by reference) are greater than the requirements set forth in this Article 8, the provisions of the Master Lease shall prevail.

     (b) Sublandlord and Subtenant hereby mutually waive all claims for recovery from the other for any loss or damage to any of Sublandlord’s property or Subtenant’s property insured under valid and collectible insurance policies to the extent of any recovery for loss insured thereunder and, to that end, the parties agree to a mutual subrogation clause to be inserted or endorsed on each policy setting forth that the insurance shall not be invalidated in the event that the insured should waive in writing prior to any loss, any or all right of recovery against the other party for any insured loss.

     9. Condition of Property and Remediation. Subtenant acknowledges that Sublandlord has been in possession of the Premises pursuant to the Master Lease prior to the date hereof and through the date immediately preceding the Commencement Date. Subtenant acknowledges that Sublandlord has made no representations or warranties relating to the condition of the Premises other than those made in this Sublease. Any obligation relating to repair or maintenance of the Premises following the Commencement Date under the terms of the Master Lease shall be the obligation of Subtenant and Subtenant shall so maintain the Premises.

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Subtenant covenants and agrees that at the end of the term or any prior termination, Subtenant will surrender the Premises in the same condition as when taking possession of the Premises, subject to normal wear and tear. Subtenant shall leave the Premises in “broom clean” condition at the end of the term. If the Subtenant shall damage the Premises at any time during the Term of the Sublease, or in the course of removing any of its personal property, fixtures, or furniture, Subtenant shall remove Subtenant’s personal property located upon the Premises (“Subtenant’s Personal Property”), from the Premises immediately upon the termination of this Sublease. All of Subtenant’s Personal Property located upon the Premises for longer then ten (10) business days following the termination of this Sublease, shall be deemed to be the property of the Sublandlord and the Sublandlord shall be free to remove and dispose of the same as Sublandlord shall deem fit. Any reasonable charges or costs associated with the removal of Subtenant’s Personal Property shall be reimbursed to Sublandlord by Subtenant within ten (10) days following written demand accompanied by a reasonably detailed statement itemizing such costs. Nothing stated herein shall be deemed to modify, or otherwise waive, any of the holdover provisions of the Master Lease which are incorporated herein by reference pursuant to Section 7.1 hereof. Notwithstanding the foregoing, the parties agree that Subtenant shall have the full use of any and all furniture, equipment and trade fixtures (respectively, the “Furniture” “Equipment” and “Trade Fixtures”) and of Sublandlord located in the Premises as of the Commencement Date, and as scheduled on Exhibit D attached hereto and made a part hereof, for the term of this Sublease, at no additional cost or expense to Subtenant. Sublandlord further agrees (i) to sell such Furniture, Equipment and Trade Fixtures to Subtenant for $1.00 at the end of the term, or such earlier date as the parties may agree, and in such event to transfer ownership thereof to Subtenant pursuant to the form of Bill of Sale attached hereto as Exhibit C.

     10. Broker. Subtenant and Sublandlord each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with this Sublease, other than Staubach Co: and MacKenzie Commercial Real Estate Services, LLC-, and each party agrees to indemnify, defend and hold harmless the other party from and against any and all liability, costs, expenses, including reasonable attorneys’ fees and costs, for compensation, commission or charges which may be claimed by any unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

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     11. Representations and Warranties.

     11.1 Sublandlord hereby represents and warrants to Subtenant, as of the date on which this Sublease is executed by Sublandlord, as follows:

     (i) A true and complete copy of the Master Lease, together with all supplements, amendments and other modifications thereto, is attached hereto as Exhibit “A”. The “Commencement Date” under the Master Lease was

     (ii) The Master Lease is in full force and effect, and the tenant’s rights and interests under the Master Lease are free of all liens, charges and encumbrances created by Sublandlord; and

     (iii) To Sublandlord’s best knowledge, after all due investigation, no uncured defaults by the Sublandlord, as tenant under the Master Lease , or of Master Landlord, presently exist under the Master Lease.

     11.2 Subtenant acknowledges that, except for the representations and warranties expressly set forth in this Sublease, Sublandlord has made no representations or warranties, express or implied, with respect to the Master Lease and the Premises.

     12. Defaults and Remedies.

     12.1 Defaults. Article 20 of the Master Lease is specifically incorporated into this Sublease by reference except that where a default by Subtenant would result in a default under the Master Lease as well as under this Subleaser.

     12.2 Remedies. In the event of any such default by Subtenant, Sublandlord shall have, in addition to all other rights and remedies set forth in this Sublease or available at law or in equity, the same rights and remedies against Subtenant as Master Landlord has against Sublandlord as Tenant under the incorporated provisions of .the Master Lease.

     12.3 Corporate Authority. Subtenant represents and warrants to Sublandlord that Subtenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to enter into this Sublease and to carry out the terms hereof, and that Subtenant has validly executed and delivered this Sublease. Subtenant further represents and warrants to Sublandlord that this Sublease constitutes a legal, valid and binding contract of Subtenant.

     13. Notices. All notices, demands, approvals and other communications provided for in this Sublease shall be in writing and be sent by overnight courier service, return receipt requested, postage prepaid, and addressed to the appropriate party as follows:

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     If to Sublandlord:

Baxter Healthcare Corporation
ATTN: Corporate Real Estate One
Baxter Parkway
Deerfield, Illinois 60015

     with a copy to:

Baxter Healthcare Corporation ATTN:
Associate General Counsel One
Baxter Parkway
Deerfield, IL 60015

     If to Subtenant:

MetaMorphix, Inc.
ATTN: Thomas Russo
Executive Vice President and Chief Financial Officer
At the Premises

     with a copy to:

Shapiro Sher Guinot & Sandler ATTN:
William E. Carlson, Esquire 36 South
Charles Street, 20th Floor
Baltimore, Maryland 21201

Addresses for notice may be changed from time to time by written notice to all other parties. All communications shall be effective when actually received; provided, however, that no receipt of any communication as the result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

     14. Further Assurances. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set herein, or otherwise to carry out the purposes of this Sublease.

     15. Attorney’s Fees. In the event that any litigation shall be commenced concerning this Sublease by any party hereto, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses,

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including without limitation reasonable attorneys’ fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

     16. No Third Parties Benefited. This Sublease is made for the purpose of setting forth certain rights and obligations of Sublandlord and Subtenant, and no other person shall have any rights hereunder or by reason hereof.

     17. Miscellaneous. This Sublease shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. No provision of this Sublease that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions hereof are hereby declared to be severable. This Sublease, contains all of the terns, covenants, conditions and representations made or agreed to by Sublandlord and Subtenant and any and all such matters are integrated herein. Time is of the essence of this Sublease. This Sublease shall be governed by the laws of the State of Maryland.

     18. Successor and Assigns. This Sublease shall be binding upon the successors and assigns of both parties.

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     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease, intending the same to be a document made under seal, as of the date first written above.

BAXTER HEALTHCARE CORPORATION
“Sublandlord”

By:

Title:	C — C . — METAMORPHIX, INC.

“Subtenant” /s/ Edwin Quattlebaum

Name: Edwin C. Quattlebaum, Ph. D.
Its: President and Chief Executive Officer

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EXHIBIT A

MASTER LEASE AGREEMENT

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EXHIBIT C

FLOOR PLAN

EXHIBIT C

BILL OF SALE

EXHIBIT D

SCHEDULE OF FURNITURE, EQUIPMENT, AND TRADE FIXTURES

Baxter Healthcare Facilities
8000 Virginia Manor Road
Beltsville, Maryland 20705

     This document is to serve as a general inventory of assets that are currently in the premises and not an amendment to a legal document. Equipment and specifications contained in this inventory list are subject to change without notice. Should an asset purchase/assignment/sublease take place Baxter and prospective tenant will verify that the items represented above are accurate.

I 8000 VIRGINIA MANOR ROAD SUITE 140

     A OFFICE SPACE

1.	One president’s office with private toilet and shower

2.	Three Vice president offices (15’x15’) with glass wall

3.	Nine Director offices (10’x15’) with glass wall

4.	15 manager office (10’x12’) with side light

5.	27 cubicles (8’x8’ x 42” high)

6.	Three conference room

7.	File room with rolling high-density file and Halon type fire suppression system.

8.	Kitchen and LAN room

9.	Furnishings included:

a.	One Director office with Herman Miller/ Giege, Keyeira executive u in Amber Cherry

1)	Keyeira conference desk, (NDEKR-31722)

2)	Keyeira stacking storage (NOU5-167839

3)	Keyeira rear unit (NROBLC5A4-257829)

4)	Keyeira bridge return top (NUOU-25421

5)	Leather task chair and two guest chairs ( source unknown)

b.	15 Manager offices are Herman Miller Meridian 5000 Black and cherry including:

1)	D-shaped peninsula 72“x30” (5-7230-SD)

2)	Bridge. Open42“x24” (5P0-4224-D)

3)	Desk shell back 7s“x24” (5P0-7224-LL)

4)	2 draw lateral std (26-3020-2N)

5)	Desk mounted tack board 72“x24” (5-7224-DMT)

6)	2 each Aeron side chairs, black (AE500P)

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7)	Bookcase 55“x30“xl5” (46-3015-OB-55)

c	Cubicles are Heiman Miller Etho-space

1)	Fabric tile faced panels

2)	Painted tile faces under work surface

3)	U shaped work surface

4)	Herman Miller Caper stacking side chair, Black (WC420P)

5)	Free standing ped file over file (160-1520-B)

6)	Free standing ped box, box, file (160-1520-F

d	Conference rooms include:

1)	Vertex 16” sight line table w/ bases

2)	Matching Credenza 72” (VC-72-HD)

3)	19 Aeron pneumatic lift chairs (AE112PWB

4)	12” wood conference table (Source unknown)

5)	1 rear projection screen in main conference room

6)	2 electric roll down screens

e	Miscellaneous

1)	Rolling High density filing system by White with 5 double sides units 132” long and 76” high

2)	Herman Miller 4 high 42” wide white lateral files 9 each

B MECHANICAL & ELECTRIC

1.	Two each 25 ton Aaon roof top unit with gas fired heat model45703-RK-25-2-EO-322-JKOSAAOOH0000X

2.	14 Fan powered Variable Air Volume boxes with electric reheats j Siemens Building Automation System with graphic display and data collection.

4.	Graphic Over-ride panel for extended occupied and weekend hours.

5.	Two Humidifiers for comfort, controlled by BAS.

6.	Recirculating hot water hearer.

7.	Split unit cooling coils in LAN room.

8.	800 Amp service at 208 volts

     a. Emergency lighting is battery back-up

C. OTHERS

1.	Separate Fire alarm system

     Card reader controlled access on exterior doors and bulk file room.

3.	Local cameras outside two doors.(no monitoring)

4.	Computerized lighting in cubicle space. Each light is individually computer controlled with separate up and down components.

5.	Privet office lightin[g] is motion controlled at each room.

6.	4 data/phone ports per workstation labeled to central rack and wired with CAT 5+ cable.

LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this        day of                      , 2001, between ARE-8000/9000110000 VIRGINIA MANOR ROAD, LLC, a Delaware Iimed liability company (“Landlord”), and BAXTER HEALTHCARE CORPORATION, a Delaware corporation (“Tenant”).

Address:	Suite 260, 9000 Virginia Manor Road, Beltsville, Maryland 20705

Premises:	That portion of the Project, consisting of Suite 260 (the “Suite 260 Premises”), Suite 206 (the “Suite 206 Premises”) and Suite 200 (the “Suite 200 Premises”), containing approximately 60,061 rentable square feet in the aggregate, as determined by Landlord, as shown on Exhibit A.

Building:	The specific building in the Project in which the Premises are located, as shown on Exhibit B.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	Suite 260 Premises, $35,031 per month
Suite 206 Premises, $19,780 per month
Suite 200 Premises, $5,250 per month

Rentable Area of Premises: Suite 260 Premises, 35,031 sq. ft. Suite 206 Premises, 19,780 sq. ft. Suite 200 Premises, 5,250 sq. ft.

Rentable Area of Project: 191,887 sq. ft.

Tenant’s Share of Operating Expenses: 31.30% (approximately 18.26% as to the Suite 260 Premises, 10.31% as to the Suite 206 Premises, and 2.74% as to the Suite 200 Premises)

Security Deposit: None

Target Commencement Date: Suite 260 Premises, March 1, 2001 Suite 206 Premises, December 1, 2000 Suite 200 Premises, May 31, 2001

Rent Commencement Date

(subject to Section 3(a)): Suite 260 Premises, March 1, 2001

Suite 206 Premises, five months following the Suite 206 Commencement Date

Suite 200 Premises, five months following the Suite 200 Commencement Date

Rent Adjustment Percentage: 3.5%

Base Term: As to each portion of the Premises, beginning on the Suite 260 Commencement Date, the Suite 206 Commencement Date or the Suite 200 Commencement

Date, respectively, and ending August 30, 2011.

Permitted Use: Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101	135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101
Attention: Accounts Receivable	Attention: General Counsel

Tenant’s Notice Address:
Baxter Healthcare Corporation
10150 Old Columbia Road
Columbia, MD 21046
Attention: Ana Marie Meija
     Vice President of Finance

with a copy to:
Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, IL 60015
Attention: Director of Corporate Real Estate

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference: [ X ] EXHIBIT A — PREMISES DESCRIPTION [ X ] EXHIBIT B — DESCRIPTION OF PROJECT. [ ] EXHIBIT C — DELETED [ X ] EXHIBIT D — COMMENCEMENT DATE [ X ] EXHIBIT E — RULES AND REGULATIONS [ X ] EXHIBIT F — TENANT’S PERSONAL PROPERTY [ X ] EXHIBIT G — ESTOPPEL CERTIFICATE [ X ] EXHIBIT H — NONDISTURBANCE AGREEMENT

     1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.

     2. Delivery; Acceptance of Premises; Commencement Date. Tenant is currently in possession of the Suite 260 Premises pursuant to an existing lease between Landlord and Tenant. Landlord shall be deemed to have delivered the Suite 260 Premises to Tenant on March 1, 2001, immediately following expiration of the existing lease term (the “Suite 260 Commencement Date”).

     Tenant is currently in possession of the Suite 206 Premises pursuant to an existing monthto-month lease between Landlord and Tenant. Tenant shall be deemed to have delivered the Suite 206 Premises to Tenant on March 1, 2001 (the “Suite 206 Commencement Date”), at which time the existing month-to-month lease shall be deemed terminated.

     Landlord shall use reasonable efforts to make the Suite 200 Premises available to Tenant within 5 days following the current tenant’s lease termination and vacation of the Premises and Tenant’s delivery of evidence of the insurance required hereby. The “Suite 200 Commencement Date” shall be the date five days following Delivery of the Suite 200 Premises.

     The date Landlord tenders possession of each portion of the Premises is referred to herein as “Delivery” or “Deliver”. If Landlord fails to timely Deliver the Premises, or any portion thereof, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except.as provided herein. If Landlord does not Deliver any portion of the Premises within 60 days of the Target Commencement Date for any reason other than Force Majeure (as defined in Section 34), this Lease may be terminated by Landlord or Tenant as to the portion of the Premises not delivered by written notice to the other, and if so terminated by either: (a) so long as Tenant is not in default hereunder, the Security Deposit shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, with respect to the applicable portion of the Premises, except with respect to provisions which expressly survive termination of this Lease. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect as to the relevant portion of the Premises.

     Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date for each portion of the Premises and the expiration date of the Term when such are established in the form attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

     Tenant hereby agrees as follows: (i) Tenant shall accept each portion of the Premises in their condition as of the applicable Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the applicable Commencement Date shall be subject to all of the terms and conditions of this Lease.

     Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premisesor the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedesany and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

     3. Rent.

     (a) Base Rent. Prior to the applicable Rent Commencement Date (which, for each portion of the Premises, shall be the earlier of (i) the date set forth as the “Rent Commencement Date” above, or (ii) such earlier date as Tenant conducts any business in such portion of the Premises) and thereafter on or before the first day of each calendar month during the Term hereof, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

     (b) Additional Rent. Following the applicable Rent Commencement Date, in addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”) as to each portion :of the Premises: (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

     4. Base Rent Adjustments. Base Rent shall be increased on each annual anniversary during the Term of this Lease of the first day of the first full month following the Suite 260 Commencement Date (or the Suite 260 Commencement Date, if the first day of the month) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. Base Rent shall be increased on each Adjustment Date whether or not the applicable Rent Commencement Date has occurred.

     5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”) as reasonably determined by Landlord, which may be revised by Landlord from time to time during such calendar year. During each month of the term on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of enant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

     The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to operation, ownership, management, and maintenance of the Project (including, without duplication, Taxes (as defined in Section 9), reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and improvements amortized over the lesser of (i) 7 years (10 years for capital improvements or repairs to the roof of, and HVAC equipment serving, buildings within the Project) or (ii) the useful life of such capital items, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.5% of Base Rent, excluding only:

     (a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

     (b) capital expenditures for expansion of the Project;

     (c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

     (d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

     (e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

     (f) legal and other expenses incurred in the negotiation or enforcement of leases;

     (g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for specific tenants within their premises, and costs of correcting defects in such work;

     (h) costs of utilities outside normal business hours sold to tenants of the Project;

     (i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

     (j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord except to the extent such person is assigned in whole or in part to the operation, management, maintenance or repair of the Project;

     (k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

     (l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Project;

     (m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

     (n) tax penalties, fines or interest incurred as a result of Landlord’s negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due, or from

Landlord’s failure to make any payment required to be made by Landlord hereunder before delinquency;

     (o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

     (p) costs arising from Landlord’s charitable or political contributions or fine art maintained at the Project;

     (q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without’specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

     (r) costs incurred in the sale or refinancing of the Project;

     (s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

     (t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

     Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

     The Annual Statement shall be final and binding upon Tenant unless Tenant, within 120 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 120 day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% them Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

     “Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share for each portion of the Premises, or the entire Premises, as the case may be, as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

     6. Security Deposit. No security deposit is required of Tenant with respect to this Lease.

     7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions, if any, now or hereafter generally applicable to the Building and the use and occupancy thereof (collectively, “Legal Requirements”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of any Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

     8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of the Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

     9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

     10. Parking. Tenant shall have the right to park in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises or portions thereof for which . the Rent Commencement Date has occurred and the rentable areas of the Project occupied by Zt such other tenants in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

     11. Utilities, Services.

          Following the applicable Rent Commencement Date, Landlord shall provide, subject to the terms of this Section 1 1, water, electricity, telephone, sewer, and other utilities, fire sprinklers for the Common Areas, and refuse and trash collection (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

     12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) and not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $100,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount not to exceed 5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s actual overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

          Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm‘ rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

     13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including fire sprinklers, and all other building systems serving the Common Areas of the Project (“Building Systems”) and the roof of the buildings within the Project, in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building System services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building System services during any such period of interruption; provided, however, that Landlord shall give Tenant 24 hours advance notice of any planned stoppage of Building System services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, afterwhich Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. If Landlord performs repairs within the Premises, Landlord agrees to use commercially reasonable efforts to perform those repairs in a manner which does not unreasonably interfere with Tenant’s use of the Premises. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

     14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, fire sprinkler systems located within the Premises, and all heating, ventilating and air conditioning systems(“HVAC”) serving the Premises, whether located within or outside the Premises. Such repair and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term; such expenditures shall be including in Operating Expenses and subject to amortization in the manner provided in Section 5 hereof. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such default within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such default by Tenant creates or could create an emergency, Landlord may immediately commence cure of such default and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party, and any repair that benefits only the Premises.

     15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 20 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial. Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant:

     16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

     17. Insurance. Landlord shall maintain all insurance against any peril generally included within the classification “Fire and Extended Coverage,” sprinkler damage (if applicable), vandalism and malicious mischief covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further carry commercial general liability insurance with a single loss limit of not less than $2,000,000 per occurrence and in the aggregate for death or bodily injury, or property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. including, but not limited to, flood, environmental. hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

     Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 /per occurrence and in the aggregate for death or bodily injury and not less than $1,000,000 for property damage with respect to the Premises. The commercial general liability insurance policies shall name Landlord, its officers,.directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as loss payee under property insurance policies and as additional insured under liability insurance policies; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide”; shall not be cancelled unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorseme.nt; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 20 days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid as Additional Rent.

     In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

     The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

     Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

     Notwithstanding the foregoing, so long as Tenant maintains a net worth, determined in accordance with generally accepted accounting principles consistently applied, of $3,000,000,000 or more, should Tenant at any time fail to maintain any of the insurance coverages required to be maintained under one or more policies of insurance written with a third party insurance company as described under this Section 17, or should Tenant otherwise fail to comply with the requirements of this Section 17 (“Lapsed Insurance Coverage”), such failure shall not be Default under this Lease but shall instead shall be deemed for all purposes of this Lease to be an election by Tenant until such condition is remedied to self-insure the risks that would have been insured against by such Lapse Insurance Coverage(s) had such Lapsed Insurance Coverages been provided by a third party insurance company as otherwise required by this Section for the full duration of the period that such risks are not fully covered. Tenant shall be solely responsible for paying any losses, liabilities, claims, damages and other costs and expenses that should have been paid by such Lapsed Insurance Coverage pursuant to the terms of this Lease during any period that the coverage(s) intended to be afforded by such Lapsed Insurance Coverage is not provide by policies issued by a third party insurance company as described above. Tenant agrees upon written request of Landlord to provide audited financial statements for the preceding fiscal year evidencing the financial net worth of Tenant as of the last day of such fiscal year.

     18. Restoration. If at any time during the Term the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined. in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained.

     Tenant, at its expense. shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waive right to terminate the Lease by reason of damage or casualty loss.

     The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

     19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord.this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

     20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

     (a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due.

     (b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage; provided that Tenant shall not be in default if Tenant is maintaining a self-insurance program in accordance with the requirements of Section 17.

     (c) [Intentionally Deleted].

     (d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

     (e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 20 days after any such lien is filed against the Premises.

     (f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief’); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other, entity).

     (g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 10 days after a second notice requesting such document.

     (h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those-specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue fora period of 20 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.

     21 Landlord’s Remedies.

          (a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to the “prime rate” as quoted in the section entitled “Money Rates” or elsewhere in The Wall Street Journal from time to time plus 5% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

     (b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid. Notwithstanding the foregoing, no late charges or interest at the Default Rate shall be charged the first time in any 12 month period in which Tenant’s payment of Rent is delinquent, so long as such payment is made within 10 days after the date such payment was due.

     (c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

     (i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying ,of Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

     (ii) Upon-any termination of this Lease, whether pursuant to the foregoing Sectionm 2-1(c)(i) or otherwise, Landlord may recover from Tenant the following.

     (A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination;plus

     (B) The worth the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus,

     (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant and

     (E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to

Landlord or to others. As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

     (iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

     (iv) Whether or not Landlord elects to terminate this Lease following a Default k) by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     (v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

     (d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

     22. Assignment and Subletting.

     (a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22,Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

     (b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant or refuse such consent, in its sole discretion with respect to a proposed assignment, hypothecation or other transfer or subletting Of more than (together with all other then effective subleases) 50% of the Premises, or grant or refuse such consent,,in its reasonable discretion with respect to a proposed subletting of up to (together with all other then effective subleases) 50% of the Premises (provided that Landlord shall further have the right to review and approve or disapprove, in its reasonable discretion, the proposed form of sublease prior to the effective date of any such subletting), or (ii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord elects an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to an entity controlling, controlled by or under common control with Tenant (a “Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve or disapprove, in its reasonable discretion, the form of any such sublease or assignment.

     (c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

     (i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment from such third party; and

     (ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

     (d) No Release of Tenant, Sharing of Excess . Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment.of Rent: and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by .a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section together with actual and reasonable brokerage fees, legal costs and design or construction fees, if any, directly related to any required pursuant to the terms of any such sublease), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

     (e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

     (f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

     23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G with the blanks filled in, or on any other form reasonably requested by . a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder known to Tenant, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

     24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

     25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

     26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

     27. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver a Subordination, Non-disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit H, or such other instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

     28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions, if any, proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous. Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the:review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost. shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

     If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMvlat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

     Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by

Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

     29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

     30. Environmental Requirements.

     (a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable. Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property, or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination and shall otherwise comply with the requirements of federal, state and local Governmental Authorities, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material. adverse long-term or short-term effect on the Premises, the Building or the Project.

     (b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new type of Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with’ the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not’contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

     (c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating the Premises •or the Building which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials in or about the Premises (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this Lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

     (d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises, which costs shall not exceed $2,500; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request’of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements to the extent such conditions occur as the result of the acts or omissions of anyone other than Landlord and Landlord’s employees, agents and contractors. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

     (e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

     (f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials to the extent such conditions occur as the result of the acts or omissions of anyone other than Landlord and Landlord’s employees, agents and contractors (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

     (g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

     31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located (provided that Tenant shall have been furnished notice of such Holder or landlord and its address) and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

     All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter, provided that such obligations are binding upon the successor owner. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

     32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and; during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

     33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Neither Landlord nor any of its officers, directors, employees, agents, contractors or representatives shall be responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

     34. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather,

natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond its reasonable control (“Force Majeure”). Tenant shall not be held responsible for delays in the performance of any of its obligations hereunder (with the exception of the timely payment of Rent and any other amounts to be paid by Tenant hereunder) when caused by Force Majeure.

     35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Trammell Crow and Sheer Partners. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS. DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

     37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

     38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the’ Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sale cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

     39. Right to Expand

     (a) Expansion in the Building. Tenant shall have the right, but not the obligation, to expand the Premises (the “Expansion Right”) to include any space available in the Building (the “Expansion Space”) upon the terms and conditions in this Section. If a vacancy occurs, Landlord shall deliver to Tenant written notice (the “Expansion Notice”) of the availability of such portion of the Expansion Space, together with the terms and conditions on which Landlord is prepared to lease to Tenant such portion of the Expansion Space. Tenant shall have 10 business days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right. Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease such Expansion Space upon the terms and .conditions set forth in . the Expansion Notice. Landlord agrees upon written request of Tenant not later than 12 months prior to the expiration of the Term to provide Tenant with written acknowledgement of any superior expansion rights outstanding at the time of such request.

     (b) Amended Lease. If: (i) Tenant fails to timely deliver notice accepting the terms of an Expansion Notice, or (ii) after the expiration of a period of 30 days from the date Tenant gives notice accepting Landlord’s offer to lease such Expansion Space, no lease amendment or lease agreement for the Expansion Space has been executed, and Landlord tenders to Tenant an amendment to this Lease setting forth the terms for the rental of the Expansion Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease and Tenant fails to execute such Lease amendment within 10 business days following such tender, Tenant shall be deemed to have waived its right to lease such Expansion Space.

     (c) Exceptions. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

     (i) during any period of time that Tenant is in Default under any provision of the Lease; or

     (ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

     (d) Termination. The Expansion Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the Expansion Space; (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Expansion Space, whether or not such Defaults are cured.

     (e) Subordinate. Tenant’s rights in connection with the Expansion Right are and shall be subject to and subordinate to any expansion or extension rights granted to other tenants of the Project.

     (f) Rights Personal. Expansion Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease except that they may be assigned in connection with any assignment (but not subletting) which constitutes a Permitted Assignment of this Lease.

     (g) No Extensions. The period of time within which any Expansion Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Rights.

     40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

     (a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below): Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a market rate adjustment percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then 95% of the market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than 103% of the Base Rent payable as of the date immediately preceding the commencement of such Extension Term. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

     (b) Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease except that they may be assigned in connection with any assignment (but not subletting) which constitutes a Permitted Assignment of this Lease.

     (c) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

     (i) during any period of time that Tenant is in Default under any provision of this Lease; or

     (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

     (d) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the

Extension Rights.

     (e) Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured; or (iii) Tenant fails to agree to the Market Rate as determined by Landlord.

     41. Miscellaneous.

     (a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

     (b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

     (c) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

     (d) Interpretation; The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (e) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

     (f) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     (g) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

     (h)Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

     (i) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

[signatures appear on the following page]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

LANDLORD:

By:

	Its:	Treasurer

ARE - 800019000110000 VIRGINIA MANOR, LLC, a
Delaware limited liability company

	By:	Alexandria Real Estate Equities, L.P.,
Its Sole Member

		By:	ARE-QRS Corp.,
Its Sole General Partner

BAXTER HEALTHCARE CORPORATION

			By:	/s/ Michael C.Kelcy
			Its:	Michael C. Kelcy
Senior Vice President
Real Estate Legal Affairs
[Notary seal]

a Delaware corporation

FIRST AMENDMENT TO LEASE

     This Manor Amendment to Lease (the ‘First Amendment”) to Lease is made as of April 30, 2001, by and between ARE-8000/9000/10000 Virginia Manor, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 (“Landlord”), and BAXTER HEALTHCARE CORPORATION, a Delaware corporation, having an address at 10150 Old Columbia Road, Columbia, MD 21046 (“Tenant”).

RECITALS

     A. Landlord and Tenant have entered Into that certain Lease (the “Lease”) dated as of February 6, 2001 (the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premiss”) located at 9000 Virginia Manor Road, Beltsville, Maryland 20705 and described on Exhibit A attached hereto, and more particularly described in the Lease.

     B.Tenant desires to expand the Premises demised under the Lease by adding 10,320 rentable square feet (the ‘Expansion Space”) commonly known as Suite 210 In the Building of which the Premises are a part, and Landlord is willing to lease such portion of the Project to Tenant on the terms herein set forth,

     C. Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Space to the Premises demised under the Lease.

     D. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

AGREEMENT

     Now, therefore, the parties hereto agree that the Lease is amended as follows:

     1. Premises. Effective as of the date Landlord terminates the existing lease under which a tenant Is occupying the Expansion Space and Delivers the Expansion Space to Tenant, which is expected to occur on or about November 1, 2001 (the date of such delivery is herein referred to as the “Commencement Date”), the Premises demised under the Lease are hereby expanded to include the Expansion Space, consisting for all purposes of the Lease of 10,320 rentable square feet, as such Expansion Space is described on Exhibit B, attached hereto and incorporated herein by this reference. From and after the Commencement Date, the Rent payable under the Lease shall be increased by $10,320 per month to $70,381 per month and Tenant’s Pro Rata Share shall increased by 5.38% to 36.69%.

     2. Tarim; Acceptance of Premises. The term of the lemma of the Expansion Space (the “Term”) shall commence as described in Section 1 above and shall terminate as described in the Lease. Tenant shall accept the Expansion Space in its condition as of the date of delivery of such Expansion Space to Tenant, subject to all applicable Legal Requirement. Upon such delivery, Landlord shall have no obligation for any defects in the Expansion Space, Tenant’s taking possession of the Expansion Space shall be conclusive evidence that Tenant accepts the Ex p ansion Space and that the Expansion Space was in good condition at the time possession was taken.

     3. Alterations. Any alteration of all or a portion of the Expansion Space shall be subject to all of the provisions of Section 12 of the Lease.

     4. Miscellaneous.

     (a) This First Amendment Is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

     (b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs,.successors in interest and shareholders,

     (c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument, The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(a) Landlord and Tenant each represent and warrant that It has not dealt with any broker, agent or other person (collectively . `Brokar”) in connection with this transaction other than Trammel Crow Company, and that no Broker other than Trammel Crow Company, who shall be paid by Landlord pursuant to a separate Agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than Trammel Crow Company claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

     (d) Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

(Signatures on Next Page)

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

BAXTER HEALTHCARE CORPORATION,
a Delaware corporation,

LANDLORD:

ARE-800019000110000 VIRGINIA MANOR, LLC, a
Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
Delaware limited partnership, managing member

By: ARE-QRS CORP.,
a Maryland corporation, general partner

	By:	/s/ Michael C. Celcy
Michael C.1Celcy
Senior Vice President
Real Estate Legal Affairs

EXHIBIT A

     BEING part of the land conveyed by W. Carroll Beatt’, Personal Representatives of the Estate of Pauline Roby. Seldanspinner to.1.mar L.. Sealing and Elmer F, Sealing, by’ need dated July 20, 1987 .and recorded among the Laid Records of Prince George’s County, Maryland in Liber 671, folio 207 and being more particularly described as follows

     BEGINNING TOR TEE SAME at A. ‘point . on the 5th or North 87 degrees 04 minutes 22 seconds West 995,83 foot line Of.the 40.67371 acre tract as described in the aforear4d conveyance, distant 64.43 feat westerly from the beginning of said line, said point being on the westerly right of. w.y line of Virginia Manor Road as .described in a Deed ;of, Dedication from Elmer L. Sealing and Elsner F. Scaling to Prince George’s County, Maryland dated November 2, 1988 and, recorded among the aforementioned Land Records in Liber 7428, folio649, thence leaving said westerly right of tray line and running with a part of said 5th deed line -as row surveyed,

1.	North 87 degrees 05 minutes 15 seconds West 931.46 feet. to an iron pipe found, thence leaving a*id line and running

2.	North 2.3 degreas. 4.0 minutes 26 seconds East 260.53 feet to an iron pipe found, thence

3.	North 16 deg.raea 0>* minutes 37 seconds East 176. 44 feet to an iron pipe, found, thence

4.	North 57 degrees 01 minutes 31 seconds West’46.87 ‘feet to an iron pine set thence .

5.	North 58 degrees 09’ minutes 36 seconds East 388.25 feet to an iron pipe found, thence

EXHIBIT B (CONT’D)

6.	North 24 degrees 33 minutes 02 seconds East’24565 feet t,O” an iron pipe set on the southerly right }of way line of Murkirk Road as described in a Deed of Declaration from Elmer L.. Sealing and Elmer F. Sealing to Prince George’s County, Maryland dated November 2; 1989 and recorded among. 1he aforementioned. Land Records in Tiber 7136, folio 561, thence running with said southerly right of way line, -

7.	South 75 degrees 17 minutes 07 seconds East 628.11 feet to an iron pipe Found, thence.

8.	South 145.27 degreem 45 minutes 58 seconds East 58 x 02 feet to an iron pipe found on the aforementioned westerly right of way line of Virginia -Manor Road, thence running with said Line,

9.	South 19 degrees 43 minutes 40 seconds West 741.88 feet to the point of beginning.

     COXI’2&rN=NC: 704,893 square feet or 16.18432 acres of land, m o r e o r less .

SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease this “Second Amendment”) is made of April 30 , 2002, by and between ARE-800019000110000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue suite 250, Pasadena, California 91101 (“Landlord”), and BAXTER HEALTHCARE COIRATION, a Delaware corporation, having an address at 10150 Old Columbia Road, CoJdmbia, Maryland 21046 (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given to them in the Lease (as hereinafter defined).

RECITALS

     A. Landlord and Tenant have entered into that Certain Lease (the “Original Lease”) dated as of February 6, 2001, wherein Landlord deed to Tenant certain premises (the “Original Premises”) located at 9000 Virginia Manor Road, Beltsville, Maryland 20705 and legally described on Exhibit Attached hereto, and more particularly described in the Lease.

     B. Landlord and Tenant have entered into that certain First Amendment to Lease (the “First Amendment”) dated as of April 30, 2001, whereby Landlord and Tenant agreed to expand the Premises by 10,320 rentable square feet as more particularly described therein (the “Additional Space”). The Original Lease together with the First Amendment is herein the “Lease”, and the Original Premises, as expanded by the Additional Space, is herein the “Premises.”

     C. Tenant has requested, and Landlord has agreed, to expand the Premises by leasing an additional 14,165 rentable square feet located at 8000 Virginia Manor Road (the “Tenant A Space”), an additional 8,395 feet located at 9000 Virginia Manor Road (the “Tenant B Space”) and an additional 17,471 square feet located at 9000 Virginia Manor Road, (the “Tenant C Space”) for a total expansion right of an additional 40,031 square feet (collectively, the “Expansion Space”).

     D. Landlord and Tenant desire to amend the Lease to, among other things, provide that the Premises demised under the Lease include the Expansion Space.

AGREEMENT

          Now, therefore, the parties hereto agree that the Lease is amended as follows: 1. Premises.

          (a) Effective as of May 1, 2002, the Premises demised under the Lease are hereby expanded to include the Tenant A Space and the Tenant B Space, consisting for all purposes of the Lease of 22,560 rentable square feet, as such Tenant A Space and Tenant B Space is described on Exhibit B, attached hereto and incorporated herein by this reference. From and after September 15, 2002, the Base Rent payable under the Lease shall be increased by $22,560 per month to $95,404 per month. Base Rent Adjustments under the Lease shall be made on the new Base Rent. From and after May 1, 2002, Tenant’s Pro Rata Share shall be adjusted to be 48.44%.

          (b) If the tenant currently occupying the Tenant C Space (“Tenant C”) vacates the Tenant C Space before October 1, 2002 (the date, if any, on which Tenant C vacates the Tenant C Space, is hereinafter referred to as the ‘Vacation Date”), the Premises demised under the Lease shall be expanded to include the Tenant C Space, corl2isting for all purposes of the Lease of 17,471 square feet, as such Tenant C Space is described on Exhibit B attached hereto. From and after five months after the Vacation Date, if any, the Base Rent payable under the Lease shall be increased by $14,196 per month to $109,600. Base Rent Adjustments under the Lease shall be made on the new Base Rent. from and after the Vacation Date, if any, Tenant’s Pro Rata Share shall be adjusted to 57.54%. Tenant acknowledges that Tenant C is currently occupying the Tenant C Space Landlord shall in no event be liable for Tenant C’s failure to vacate the Tenant C Space or for Landlord’s failure to deliver the Tenant C Space as a result thereof. The Term of the Lease, as defined in the Lease, shall be extended to expire, unless terminated earlier pursuant to the Lease, ten (10) years after the Vacation Date. If, however, Tenant C does not vacate the Tenant C Space by October 1, 2002, then the Term of the Lease, as defined in the Lease, shall be extended to expire, unless terminated earlier pursuant to the Lease, on April 30, 2012.

          (c) Landlord agrees that to the extent any water infiltration problems presently exist and or arise in the future at the Premises, Landlord shall promptly repair such problem and. the cost of any such repair shall be included as an “Operating Expense.” In the event a water infiltration problem arises at the Premises in the future, Tenant agrees to provide prompt notice to Landlord of such problem.

     2. Miscellaneous.

          (a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

          (b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

          (c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

          (d) Except for Tenant’s dealings with Trammell Crow Company, Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

          (e) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this

2

Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

(Signatures on Next Page)

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

BAXTER HEALTHCARE CORPORATION a Delaware corporation

By:

Its:

LANDLORD:

ARE-800019000/10000 VIRGINIA MANOR, LLC, a Delaware corporation

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware partnership, its sole member

By:

Name:
Title:

THIRD AMENDMENT TO LEASE

     This Third Amendment (this ‘Third Amendment”) to Lease is made as of January 9, 2003 by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 (“Landlord”), and BAXTER HEALTHCARE CORPORATION, a Delaware corporation, having an address at 10150 Old Columbia Road, Columbia, Maryland 21046 (“Tenant”). Any initially capitalized terms used, but not defined, herein shall have the meanings given to them in the Lease (as hereinafter defined).

RECITALS

     A. Landlord and Tenant have entered into that certain Lease Agreement dated as of February 6, 2001 (the ‘Original Lease”), wherein Landlord leased to Tenant certain premises (the ‘Original Premises”) located at 9000 Virginia Manor Road, Beltsville, Maryland 20705, and legally described on Exhibit A attached hereto, and more particularly described in the Original Lease.

     B. Landlord and Tenant have entered into that certain First Amendment to Lease dated as of April 30, 2001 (the “First Amendment”), whereby Landlord and Tenant agreed to expand the premises demised under the Original Lease to include additional space (the “Additional Space”) located at 9000 Virginia Manor Road, Beltsville, Maryland 20705, as more particularly described in the First Amendment.

     C. Landlord and Tenant have entered into that certain Second Amendment to Lease dated as. of April 30, 2002 (the ‘Second Amendment”), whereby Landlord and Tenant agreed to expand the premises demised under the Original Lease, as amended by the First Amendment, to include additional. space (the “Expansion Space”) located at 8000 and 9000 Virginia Manor Road, Beltsville, Maryland 20705, as more particularly described in the Second Amendment. The Original Premises, as expanded by the Additional Space and the Expansion Space, is herein, the “Premises.” The Original Lease, as so amended by the First Amendment, the Second Amendment, is herein referred to as the “Lease.”

     D. Included within the Premises is certain mezzanine space which is comprised of 891 square feet (the “Mezzanine Space”). Tenant has requested, and Landlord has agreed, for purposes of calculating Base Rent only, to exclude the Mezzanine Space from the Prem ises. Tenant has also requested, and Landlord has agreed, that Tenant may demolish the Mezzanine Space, and Landlord will provide reimbursement for certain costs and expenditures to be incurred by Tenant in demolishing of the Mezzanine Space and improving certain portions of the Premises.

     E. Landlord and Tenant desire to further amend the Lease to, among other things, provide for the reduction in the square footage of the Premises for the purposes of calculating Base Rent, to permit the demolition of the Mezzanine Space, and to provide for the reimbursement of certain costs associated with the demolition of the Mezzanine Space and certain other improvements to be made by Tenant to the Premises, upon the terms and subject to the conditions which are hereinafter set forth.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. Base Rent Reduction. For purposes of calculating Base Rent, effective September 15, 2002, the total square footage of the Premises shall be reduced by the Mezzanine Space, which shall result in a total of 109,521 square feet (the “Adjusted Base Rent Space”). Landlord and Tenant expressly acknowledge and agree that the Adjusted Base Rent Space shall be applicable solely for the purposes of calculating Base Rent under the Lease and have no effect on the calculation of, or Tenant’s payment obligations for, Operating Expenses and any other amounts due under the Lease and that Landlord will continue to calculate Operating Expenses based on total square footage of the Project (191,884 square feet) and total square footage of the Premises (110,412 square feet).

2. Demolition of Mezzanine Space,. The parties recognize and acknowledge that the Mezzanine Space consists of 891 square feet of mezzanine space located in Suite 140 of 8000 Virginia Manor Road. Tenant is hereby permitted to demolish the Mezzanine Space and Landlord agrees that at such time as Tenant completes the demolition of the Mezzanine Space, and provides Landlord with evidence satisfactory to Landlord of all expenditures associated with the demolition of the Mezzanine Space, Landlord shall reimburse Tenant for the costs of such demolition in an amount not to exceed $5,000.

3. ADA Compliance. Tenant agrees to make all alterations and modifications to the interior or the exterior of the Premises (the “ADA Compliance Work’) necessary in order for the Premises to comply with the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (“ADA’). At such time as Tenant completes such ADA Compliance Work and provides Landlord with evidence satisfactory to Landlord of all expenditures associated with such ADA Compliance Work, Landlord shall reimburse Tenant for the costs of such ADA Compliance Work in an amount not to exceed $25,000.

4. HVAC Units. Tenant hereby agrees to replace the air handling units to located on the roof of the Premises (the ‘HVAC Units”). At such time that Tenant completes sucF replacement of the HVAC units, and provides Landlord with evidence satisfactory to Landlord of all expenditures incurred by Tenant associated with the replacement of the HVAC Units, Landlord shall reimburse Tenant for the costs of such replacement of the HVAC Units in the an amount not to exceed $90,000 (the “HVAC Reimbursement Allowance”). in the event the actual costs of replacing the HVAC Units exceeds the HVAC Reimbursement Allowance, Landlord shall provide to Tenant in the form of a non-interest bearing loan (the “HVAC Loan”), the difference between the HVAC Reimbursement Allowance and the actual cost of replacing the HVAC units, in an amount not to exceed $90,000 (the “HVAC Cost Overrun”). Landlord shall amortize the HVAC Loan on a straight-line basis over the remaining Term of the Lease, and Tenant hereby agrees to make equal monthly payments on the HVAC Loan as Additional Rent.

5. Water Infiltration. Tenant shall be permitted to remediate the existing water infiltration condition at the Premises. At such time as Tenant remediates such water infiltration condition (the “Water Infiltration Remediation”) and provides Landlord with evidence satisfactory to Landlord of all expenditures associated with such Water Infiltration Remediation, Landlord shall reimburse Tenant an amount equal to seventy-five percent (75%) of the total cost of such Water Infiltration Remediation (which total cost is estimated not to exceed $150,000), up to a maximum of $112,500 (the ‘Water Infiltration Reimbursement Allowance”). Tenant shall be responsible for the remaining costs of the Water Infiltration Remediation above and beyond the Water Infiltration Reimbursement Allowance (the ‘Tenant Water Infiltration System Costs”).

At Tenant’s option,. Landlord agrees to provide to Tenant in the form of a non-interest bearing

©All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.

loan (the `Water Infiltration System Loan”), up to $37,500 of the Tenant Water Infiltration System Costs (which equals twenty-five percent of the estimated total cost of the Water Infiltration Remediation), to be amortized on a straight-line basis over the remaining Term of the Lease, and Tenant agrees to make equal monthly payments on the Water Infiltration System Loan as Additional Rent.

6. Miscellaneous.

          (a) This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements aid discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

          (b) This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

          (c) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

          (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, ‘Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

          (e) Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force.and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the previsions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

(Signatures on Next Page)

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

BAXTER HEALTHCARE CORPORATION, a Delaware corporation

By:

Its:

LANDLORD:

ARE-8.000/9000110000 VIRGINIA MANOR, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE
EQUITIES, L.P.,
a Delaware limited partnership,
its sole member

By: ARE-QRS CORP.,
a Maryland corporation,

Name:
Title:

its sole general partner

EXHIBIT A

CURRENT PREMISES

SITE PLAN
NOT TO eOale

Baxter BioScience Facilities
8000 and 9000 Virginia Manor Road
Beltsville, Maryland 20705

     This document is to serve as a general inventory of assets that are currently in the premises and not an amendment to a legal document. Equipment and specifications contained in this inventory list are subject to change without notice. Should an asset purchase/assigrunent/sublease take place Baxter and prospective tenant will verify that the items represented above are accurate.

I GENERAL

A SITE UTILITIES

1	WATER Connected to WSSC with 8” combined water service to the main raiser room. This is feed from a new line on Muirkirk Rd., which is fed from a 22” main on Virginia Manor Road. The riser room serves the building’s potable and fire fighting water. Potable water is feed into the building in a 4” line which reduced when split into 2 each 2-l/2“lines with meters. The landlord monitors the water consumption and bills for usage over a set amount. The sprinklers are divided into 3 zones for the building and monitored by the suites and the landlord.

2	SANITARY The entire building is connected to a single sanitary waste line ‘which runs the length of the building and combines the waste stream of the entire building to 8” line out of the building and to WSSC.

3	STORM WATER The storm water is collected from the roof by 12” lines that leave along the back of the building in 4 individual locations.

4	POWER PEPCO feeds the building with a 4.000 amp, 480-volt service to a main breaker in the building’s electrical room. From there, the power is feed through individual meters and fused disconnects to the suites.

5	GAS There are individual gas meters along the back of the building feeding each suite with low or medium pressure gas.

B SIZE

Baxter’s leases at 8000 & 9000 Virginia Manor Road include:

Suite 260-290 about 35,000 sq ft The Pilot Plant
Suite 230 about 17,500 sq ft of warehouse and office
Suite 210 about 2,500 sq ft of expansion space Suite
207 about 16,000 sq ft of lab and office Suite 200 & 206 about 25,000 sq ft of lab and office.
Suite 140 at 8000 Virginia Manor about 13,000 sq ft of high-end office

II 9000 VIRGINIA MANOR ROAD — LABORATORY AND OFFICE SPACE, SUITE 207

1	Utilities

a.	Electrical Power

1.	800 amp metered service from main electrical room.

2.	Emergency panels in place but not powered.

3.	Life safety lighting is battery back up

b.	Water

1.	Fed from building 2 1/2” line with remote meter.

2.	Back flow preventers at lab water, hot water and washers.

3.	2 hot water heaters, one for lab and one for kitchen and restrooms.

c.	Others

1.	Sanitary and storm drains are directly to the building systems.

2.	Piping in lab for Vacuum and compressed air as well as USP water are installed and terminate at the rear of the laboratory space.

3.	Date and phone are less then 50% pulled in CATS=. Provisions have been made for data wiring in the laboratory.

4.	Medium pressure natural gas for hot water heaters and HVAC

5.	Low-pressure natural gas for lab benches with central shut off.

6.	Independent fire monitoring system.

2	Size

a.	About 16,000 sq ft

b.	About 7,000 in lab and 9,000 in office and common space.

3	Laboratory Space

a.	9 separated laboratory rooms with 4 separated HVAC units and one 100% outside air for make up with humidity controls.

1.	New Mott casework with enlar[g]ed knees spaces to accommodate computers and communications.

2.	Removable shelving and lab utilities on columns to allow double bench if needed.

b.	Central equipment hall with separate air handling, humidity control, safety showers and eyewashes, provisions for future emergency power

c.	Wash room with provisions for steam generator and washers and autoclaves with exhaust hoods provided

d.	Electrical room and waste/mechanical room.

e.	Expansion space with outside overhead door.

4	HVAC

a.	All 8 RTU are [g]as fired and have Siemens controls tied to a central computer station.[y]

b.	Fume hood are in 2 common groups. Each group has a set of two exhaust fans in tandem computer controlled with alternate run and automatic backup controlled by Siemens Building Automation system.

c.	Each lab or group of labs have separate recirculating air handlers with one air handler for 100% outside make up air to each lab to compensate for hood exhaust

d.	See HVAC Schedule attached

5	Office Space

a.	Break room and 10 individual 10’x12’ offices.

b.	Common work area for 14 8’x8’ cubicles and additional common work and gathering space.

c.	Large kitchen space and bathrooms with showers.

d.	Foyer with animal hair carpet and [g]lass walls and door. (Glass is not installed but in storage in warehouse.)

II 8000 VIRGINIA MANOR. ROAD, SUITE 140

A OFFICE SPACE

1.	One president’s office with private toilet and shower

2.	Three Vice president offices (15’x15’) with glass wall

3.	Nine Director offices (10’x15’) with glass wall

4.	15 manager office (10’x12’) with side light

5.	27 cubicles (8’x8’ x 42” high)

6.	Three conference room

7.	File room with rolling high-density file and Halon type fire suppression system.

8.	Kitchen and LAN room

9.	Furnishings included:

a.	One Director office with Herman Miller.’ Giege, Keyeira executive u in Amber Cherry

1)	Keyeira conference desk. (NDEKR-31722)

2)	Keyeira stacking storage (NOU5-167839

3)	Keyeira rear unit (NROBLC5A4-257829)

4)	Keyeira brid[g]e return top (NUOU-25421

7

5)	Leather task chair and two guest chairs ( source unknown)

b.	15 Manager offices are Herman Miller Meridian 5000 Black and cherry including:

1)	D-shaped peninsula 72“x30” (5-7230-SD)

2)	Bridge. Open42“x24” (5PO-4224-D)

3)	Desk shell back 7s“x24” (5PO-7224-LL)

4)	2 draw lateral std (26-3020-2N)

5)	Desk mounted tack board 72“x24” (5-7224-DMT)

6)	2 each Aeron side chairs, black (AE500P)

7)	Bookcase 55“x30“xl5” (46-3015-OB-55)

c Cubicles are Herman Miller Etho-space

1)	Fabric tile faced panels

2)	Painted tile faces under work surface

3)	U shaped work surface

4)	Herman Miller Caper stacking side chair, Black (WC420P)

5)	Free standing ped file over file (160-1520-B)

6)	Free standing ped box, box, file (160-1520-F

d Conference rooms include:

1)	Vertex 16” sight line table w/ bases

2)	Matching Credenza 72” (VC-72-HD)

3)	19 Aeron pneumatic lift chairs (AE112PWB

4)	12” wood conference table (Source unknown)

5)	1 rear projection screen in main conference room

6)	2 electric roll down screens

e Miscellaneous

1)	Rolling High density filing system by White with 5 double sides units 132” long and 76” high

2)	Human Miller 4 high 42” wide white lateral files 9 each B MECHANICAL & ELECTRIC

1.	Two each 25 ton Aaon roof top unit with [g]as fired heat model 45703-RK-25-2EO-322-JKOSAAOOH0000X [y]

2.	14 Fan powered Variable Air Volume boxes with electric reheats

3.	Siemens Building Automation System with graphic display and data collection.

7

4.	Graphic Over-ride panel for extended occupied and weekend hours. Two Humidifiers for comfort, controlled by BAS.

6.	Recirculating hot water hearer.

7.	Split unit coolin[g] coils in LAN room.

8.	800 Amp service at 208 volts

a.	Emergency lighting is battery back-up

C.	OTHERS

1.	Separate Fire alarm system

2.	Card reader controlled access on exterior doors and bulk file room.

3.	Local cameras outside two doors.(no monitoring)

4.	Computerized lighting in cubicle space. Each light is, individually computer controlled with separate up and down components.

5.	Privet office lighting is motion controlled at each room.

6.	4 data/phone ports per workstation labeled to central rack and wired with CAT 5 ± cable.

SUITE 207 AT 9000 VIRGINIA MANOR ROAD I-
IVAC SCHEDULE

AREA SERVING	DESCRIPTION	MFG	MODEL	LOCATION
Break and serving area	RTUI ser no 200307AKGK50411 13 Ton unit	Aaon	47777-RK-13-3-EO-322 FGODOOOOOI-IOOMOX	Roof top
Office Spaces	RTU2 ser no. 200307AKGK50412 13 Ton unit	Aaon	47777-RK-13-3-FO-322 FGOD00000HOOMOX	Roof top
Laboratory space Rooms, 298, 296, 294, 292, 291	RTU3 ser no. 200307AKGHSO413 8 Ton unit	Aaon	47779-RK-08-3-EO-312 OHOSOOOOOIIOOMOX	Roof top
Laboratory space Rooms, 308, 309	RTU4 ser no 200307-AKGB50428 3•Ton unit	Aaon	47780-RK-03-3-EO-311 OGOSOOOOOI-IOOMOX	Roof top
Laboratory space Rooms, 304, 308	RTU5 ser no 200307-AKGD50429 5 Ton unit	Aaon	47781-RK-05-3-FO-322 OI-IOSOOOOOIIOOMOX	Roof top
Laboratory space Room 303	RTU6 ser no 200307-AKGB50430 3 Ton unit	Aaon	47780-RK-03-3-EO-31 1 OGOSOOOOOI-IOOMOX	Roof top
Laboratory space All halls and wash room	RTU7 ser no 200307-AKGK50414 13 Ton Unit	Aaon	47782-RK-13-3-EO-322 OGOSOOOOOHOOMOX	Roof top
Make up air to all labs	RTU8 ser no. 200307-AKGP50433 100% Outside Air 25 Ton unit	Aaon	47783-RK-25-3-EO-327 EFOSKOOODI-IOOMOX	Roof top
Fume Hood Exhausts	EF 2,3,4,and 5	Twin city	BCV150	Rooftop
Rest Room Exhaust	EFl	Acme	PRN 135	Roof top
Autoclave Capture Hood	EF6	Acme	PDU 135	Roof top
IMech & Elect. rooms exhaust	EF7	Acme	PDU135	Roof Top